Exhibit 23.12

CONSENT OF QUALIFIED THIRD-PARTY FIRM

FORTE DYNAMICS, INC.

August 22, 2024

Re:	Registration Statement (as defined below) to be filed by McEwen Mining Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”)

I, Barry L. Carlson, on behalf of Forte Dynamics, Inc., consent to:

•	the use of the technical report “Gold Bar Project, S-K 1300 Technical Report Summary, Feasibility Study” (the “Technical Report Summary”), that is current as of March 4, 2022, and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC under the Securities Act of 1933, as amended (the “Act”), as referenced in the Registration Statement on Form S-8 to which this consent is being filed by the Company with the SEC as an exhibit (collectively with any amendments thereto, or prospectuses or prospectus supplements forming a part thereof, the “Registration Statement”);

•	the use of and reference to our company name, by incorporation by reference or otherwise, in the Registration Statement, including any reference to our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC under the Act), in connection with such use in the Registration Statement; and

•	the incorporation by reference of any extracts from, or summary of, the Technical Report Summary in the Registration Statement and the use in the Registration Statement, by incorporation by reference or otherwise, of any quotation from, or summarization of, the Technical Report Summary and any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us that is included or incorporated by reference in the Registration Statement.

For purposes of the foregoing, we confirm that we are responsible for authoring, and this consent pertains to, the Technical Report Summary. We certify that we have read the quotations from and summarizations of, as applicable, the Technical Report Summary used or incorporated by reference in the Registration Statement and that they fairly and accurately represent in all material respects the corresponding information in the Technical Report Summary.

FORTE DYNAMICS, INC.

By:	/s/ Barry L. Carlson
Name:	Barry L. Carlson
Title:	President